Exhibit 99.1

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE ACT OR THE LAWS OF THE APPLICABLE STATE OR A “NO ACTION” OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.

COMMON STOCK PURCHASE WARRANT

PSM Holdings, Inc.
(A NEVADA CORPORATION)

CERTIFICATE NUMBER: W-1	2,000,000 WARRANTS

This certifies that for value received, Jeffrey R. Smith or registered assigns (the “Registered Owner”), is the owner of two million (2,000,000) common stock purchase warrants (the “Warrants”), each of which Warrants entitles the Registered Owner to purchase at any time during the period expiring at 5:00 P.M. Eastern time on February 25, 2015, (the “Exercise Period”) one fully paid and non-assessable share of common stock, par value $0.001 per share (the “Common Stock”), of PSM Holdings, Inc., a Nevada corporation (the “Company”), upon payment of One Dollar ($1.00) per share (the “Exercise Price”); provided, however, that the number of shares of the Common Stock purchasable upon exercise of each Warrant may be increased or reduced and the Exercise Price adjusted in the event of certain contingencies described below.

By acceptance of this Warrant Certificate, the Registered Owner agrees to the following terms and conditions:

1.           Method of Exercise.

a.            This Warrant may be exercised by delivery of this Warrant Certificate and the duly completed and executed form of election to purchase attached hereto setting forth the number of Warrants to be exercised, together with either:

i.             A certified check or bank check payable to the order of, or bank wire transfer to, the Company in the amount of the full Exercise Price of the Common Stock being purchased;

ii.            Shares of Common Stock of the Company already owned by the Registered Owner equal to the exercise price with the Common Stock valued at its fair market value based on the closing bid quotation for such stock on the close of business on the trading day last preceding the date of the exercise of this Warrant, as reported by the OTC Bulletin Board, or if not reported by the OTC Bulletin Board, then as determined by the Company through any other reliable means of determination available on the close of business on the trading day last preceding the date of such exercise;

iii.           Warrants or other rights to purchase Common Stock valued at the amount by which the closing bid quotations (as determined in accordance with subparagraph (b) above) of the Common Stock subject to warrants or other rights exceeds the exercise or purchase price provided on such warrants or rights; or

iv.           Cancellation of debt owed by the Company to the Registered Owner, including debt incurred for professional services rendered, employment relationships, or otherwise, upon presentation of an invoice for services provided to the Company.

b.            Upon receipt of this Warrant Certificate with the exercise form duly executed, together with payment in full of the aggregate Exercise Price of the shares of Common Stock to be purchased, the Company shall make deliver of certificates evidencing the total number of shares of Common Stock issuable upon such exercise, in such names and denominations as are required for delivery to, or in accordance with the instructions of the Registered Owner.  Such Common Stock certificates shall be deemed to be issued, and the person to whom such shares of Common Stock are issued of record shall be deemed to have become a holder of record of such shares of Common Stock, as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price, whichever shall last occur; provided, that if the books of the Company with respect to the transfer of Common Stock are then closed, such shares shall be deemed to be issued, and the person to whom such shares of Common Stock are issued of record shall be deemed to have become a record holder of such shares, as of the date on which such transfer books of the company shall next be open (whether before, on, or after the expiration of the applicable Warrant Exercise Period).  If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company’s common stock or other securities purchasable upon the exercise of Warrants are closed for any reason, the Company shall not be required to make deliver of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

c.            Subject to subsection 1(b), if less than all the Warrants evidenced by this Warrant Certificate are exercised upon a single occasion, a new Warrant Certificate for the balance of the Warrants not so exercised shall be issued and delivered to, or in accordance with transfer instructions properly given by, the Registered Owner, until the expiration of the applicable Warrant Exercise Period.

d.            All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

2.           Expiration of Warrant. Upon the expiration of the Warrant Exercise Period, each Warrant will, respectively, expire and become void and of no value.

3.           Taxes.  The Registered Owner shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect to the issuance or transfer of the Warrants, or the issuance, transfer or delivery of any shares of Common Stock upon the exercise of the Warrants.

4.           Mutilated or Missing Warrant Certificates.  If this Warrant Certificate is mutilated, lost, stolen, or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), and upon receipt of evidence satisfactory to the Company of such mutilation, loss, theft, or destruction, issue a substitute Warrant Certificate. Applicants for substitute Warrant Certificates shall comply with any reasonable regulations (and pay any reasonable charges) prescribed by the Company.

5.           Reservation of Shares.  For the purpose of enabling the Company to satisfy its obligation to issue Common Stock upon the exercise the Warrants represented by this Warrant Certificate, the Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, the full number of shares which may be issued upon the exercise of these Warrants; such shares of Common Stock shall upon issuance be fully paid, nonassessable, and free from all taxes, liens, charges, and security interests with respect to the issuance thereof.

6.           Adjustments.  If, prior to the exercise of these Warrants, the Company shall have effected one or more stock split-ups, stock dividends or other increases or reductions of the number of shares of its Common Stock outstanding without receiving reasonable compensation therefor in money, services, or property, the number of shares of Common Stock subject to the Warrants shall, (i) if a net increase shall have been effected in the number of outstanding shares of Common Stock, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced, and, (ii) if a net reduction shall have been effected in the number of outstanding shares of Common Stock, be proportionately reduced and the cash consideration payable per share be proportionately increased.  Upon any adjustment as described in this Section 6 hereof, the Company shall, within twenty (20) days thereafter, cause written notice setting forth the details of such adjustment, the method of calculation, and the facts upon which such calculation is based, to be given to the Registered Owner as of the record date applicable thereto.

7.           Reclassification; Fundamental Transaction; Exercise Price Reduction.

a.            In the event of a capital reorganization or a reclassification of the Common Stock (except as provided in Section 6 above or Subsection *D. below), any Registered Owner, upon exercise of these Warrants, shall be entitled to receive, in substitution for the Common Stock to which he would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company (or cash) that he would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if such Warrants had been exercised immediately prior to the record date with respect to such event; and in any such case, appropriate provision (as determined by the Board of Directors of the Company, whose determination shall be conclusive) shall be made for the application of this Section 7 with respect to the rights and interests thereafter of the Registered Owner (including but not limited to the allocation of the Exercise Price between or among shares of classes of capital stock), to the end that this Section 7 (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrants for any shares or securities or other property (or cash) thereafter deliverable upon the exercise of the Warrants.

b.            In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the assets or property of the Company as an entirety or substantially as an entirety (each a “Fundamental Transaction”), the corporation formed by such consolidation or merger or the corporation which shall have acquired such assets or property, as the case may be, shall execute and deliver to the Registered Owner a supplemental warrant agreement providing that the Registered Owner shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, solely the kind and amount of shares of stock and other securities and property (or cash) receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such Fundamental Transaction.  Such supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 7.  The above provision of this Subsection shall similarly apply to successive Fundamental Transactions.

c.            The Company may, from time to time and to the extent permitted by law, reduce the Exercise Price of the Warrants by any amount for a period of not less than sixth (60) days.

8.           No Fractional Warrants or Shares.  The Company shall not be required to issue fractions of Warrants upon the reissue of Warrants, any adjustments as described in Section 6 hereof, or otherwise; but the Company in lieu of issuing any such fractional interest, shall pay the Registered Owner in cash on the basis of the current market value of any fractional interest as determined in accordance with Section 1(a)(ii) above.

9.           Rights of Registered Owner.  The Registered Owner, as such, shall not have any rights of a shareholder of the company, either at law or equity, and the rights of the Registered Owner, as such, are limited to those rights expressly provided in this Warrant Certificate. The Company may treat the Registered Owner in respect of any Warrant Certificate as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.

10.           Transfer and Assignment.  Subject to the terms hereof, this Warrant Certificate shall be freely transferable and assignable, in whole or in part, by the Registered Owner.  Any permitted transfer or assignment shall be effected by the Registered Owner (i) completing and executing the form of assignment at the end hereof and (ii) surrendering this Warrant Certificate with such duly completed and executed assignment form for cancellation, accompanied by funds sufficient to pay any transfer tax, at the principal executive office of the Company; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Warrant Certificate or Certificates of like tenor with appropriate legends restricting transfer under the Securities Act of 1933, as amended (the “Act”) and representing in the aggregate rights to purchase the same number of Shares as are purchasable hereunder.  Prior to due presentment for transfer or assignment hereof, the Company may treat the Registered Owner as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

11.           Exchange of Warrant Certificate.  This Warrant Certificate, when surrendered at the principal executive office of the Company by the Registered Owner in person or by attorney duly authorized in writing, may be exchanged for any other Warrant Certificate of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares.

12.           Compliance with Securities Laws.  This Warrant may not be exercised or sold, transferred, assigned, or otherwise disposed of at any time by the Registered Owner unless the transaction is registered under the Act or, in the opinion of the Company (which may in its discretion require the Registered Owner to furnish it with an opinion of counsel in form and substance satisfactory to it), such exercise, sale, transfer, assignment, or other disposition does not require registration under the Act and a valid exemption is available under applicable federal and state securities laws.

           IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by the undersigned duly authorized effective the 26th day of February 2010.

PSM Holdings, Inc.

By /s/ Ron Hanna
Ron Hanna, Chairman

EXERCISE FORM

The undersigned Registered Owner hereby irrevocably elects to exercise _______ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock of the Company issuable upon the exercise of such Warrants, and requests that certificates for such shares shall be issued in the name of:

________________________________
________________________________
________________________________
________________________________
(Please print or type name and address)

and be delivered to:
________________________________
________________________________
________________________________
________________________________
(Please print or type name and address)

Please insert social security or other identifying number:  _______________________

By executing this Exercise Form, the undersigned confirms that he, she or it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the U.S. Securities and Exchange Commission.

If such number of Warrants shall not be all of the Warrants evidenced by the Warrant Certificate, a new Warrant Certificate for the balance of such Warrants be registered in the name of and delivered to, the Registered Owner at the address stated below.

IMPORTANT: The name of the person exercising this Warrant must correspond with the name of the Registered Owner written on the face of this Warrant Certificate in every particular, without alteration or any change whatever, unless it has been assigned by completing the Assignment form below.

Dated:  ________________, 200___                                              ____________________________________
Signature of Registered Owner
____________________________________
____________________________________
____________________________________
(Please Print Address)

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

________________________________
________________________________
________________________________
________________________________
(Please print or type name and address)

Please insert social security or other identifying number: _______________________

________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints any officer of the Company or its transfer agent and registrar as lawful Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:  ________________, 200___                                              ____________________________________
Signature of Registered Owner

____________________________________
Medallion Guarantee

IMPORTANT: Every registered owner of this Certificate must sign it to assign or otherwise transfer Warrants. The above signature or signatures must correspond with the name or names written on the face of this Warrant Certificate in every particular, without alteration, enlargement or any change whatever. Each signature should be “medallion” guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) with membership in an approved signature guarantee Medallion Program pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.